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                                                                    Exhibit 99.5
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MEDIA CONTACTS:
Jo-Ann Adolph                                        Natalie Wilkins
AppliedTheory Corporation                            Clarus Public Relations
Media Contact                                        Ph:  303-296-0343, ext. 239
Ph:  303-419-2166                                    nwilkins@claruspr.com
                                                     ---------------------------
jadolph@appliedtheory.com
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Dave Buckel
AppliedTheory Corporation
Senior VP and CFO
Ph:  212-398-7070, ext. 4444
dbuckel@appliedtheory.com
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           APPLIEDTHEORY RESTRUCTURES $30 MILLION FINANCING DEAL WITH
                  INVESTORS INCLUDING THE PALLADIN GROUP, L.P.


NEW YORK (JAN. 16, 2001) - AppliedTheory (NASDAQ: ATHY), the Internet knowledge, development and managed hosting partner for hundreds of large corporations and institutions, has strengthened its financial position by restructuring its June 2000 $30 million financing agreement with the cooperation of the group of investors including The Palladin Group, L.P.'s Halifax Fund. The new structure could reduce AppliedTheory's cash requirements and provides for an orderly conversion of debt to common stock, which may result in an increase in the company's public float.

In June 2000, AppliedTheory sold $30 million of convertible debentures to investors including The Palladin Group, L.P., a leading private equity investment group focusing on high-growth technology companies.

Under the restructured debentures, the investors can, among other conversion options, convert up to $3 million of the debentures each month at a price based on 100 percent of a weighted-average market price. The total amount of debentures which can be so converted is $15 million. AppliedTheory can now redeem the debentures submitted for conversion. AppliedTheory can now also call up to $15 million of the debentures for redemption, in which case the investors can choose to convert the debentures at market price. The other material terms of the debentures remain essentially unchanged.

The investors will also have warrants to purchase up to 2,166,667 shares of common stock at $6.00 per share, approximately double the recent trading range of AppliedTheory common stock.
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The agreements contain restrictions on the volume of common stock that the investors can trade daily.

More exact details and terms of the deal will be made available in the Company's upcoming filing of form 8-K with the Securities and Exchange Commission.

ABOUT APPLIEDTHEORY
Industry pioneer AppliedTheory combines its unparalleled knowledge base with the ability to build, integrate and manage Internet business solutions for hundreds of large corporations wanting to remain competitive in an increasingly complex online economy. AppliedTheory's proactive responsiveness to changing business requirements have earned the company a 97 percent retention rate from customers that include AOL, America's Job Bank and The Stanley Works. The company offers a comprehensive and fully integrated suite of e-Business, hosting, connectivity and security services, providing one of the industry's most reliable single sources for large enterprise Internet needs. For additional information about the company, visit www.appliedtheory.com

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Statements in this press release regarding AppliedTheory's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include competitive factors, general economic conditions, currency fluctuations, and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.